Exhibit 24

WELLS FARGO & COMPANY

Power of Attorney

of Director and/or Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint JOHN G. STUMPF, TIMOTHY J. SLOAN, JAMES M. STROTHER and LAUREL A. HOLSCHUH, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to a Registration Statement on Form S-8 and/or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of up to $30,000,000 of deferred compensation obligations, which may be issued pursuant to the Wells Fargo & Company Special Deferral Plan for Select Employees and the Wells Fargo & Company Special Award Plan and any successor plans, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 3rd day of May 2011.

/s/ JOHN D. BAKER II	/s/ CYNTHIA H. MILLIGAN
/s/ JOHN S. CHEN	/s/ NICHOLAS G. MOORE
/s/ LLOYD H. DEAN	/s/ PHILIP J. QUIGLEY
/s/ SUSAN E. ENGEL	/s/ JUDITH M. RUNSTAD
/s/ ENRIQUE HERNANDEZ, JR.	/s/ JOHN G. STUMPF
/s/ DONALD M. JAMES	/s/ SUSAN G. SWENSON
/s/ MACKEY J. McDONALD